EXHIBIT (5)



                              [Letterhead of]

                          CRAVATH, SWAINE & MOORE
                             [New York Office]


                                                              July 19, 1999


                               Teligent, Inc.


Ladies & Gentlemen:

          We have acted as counsel for Teligent, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") of up to (A) $1,000,000,000 of senior or subordinated debt securities (the "Debt Securities") of the Company, preferred stock (the "Preferred Stock") of the Company, Depositary Shares (the "Depositary Shares") of the Company representing a fractional interest in a share of Preferred Stock, and Class A common stock of the Company (the "Company Common Stock") and (B) 2,000,000 shares of common stock (the "Selling Shareholder Common Stock" and, together with the Company Common Stock, the "Common Stock") by a certain shareholder (the "Selling Shareholder") of the Company named in the Registration Statement referred to below (the Debt Securities, Preferred Stock, Depositary Shares and the Common Stock are collectively referred to herein as the "Securities").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company, as amended; (c) the forms of the Senior Indenture and the Subordinated Indenture (each an "Indenture", and collectively, the "Indentures") each as filed as an Exhibit to the Registration Statement; (d) resolutions adopted on June 7, 1999 and on October 6, 1997 by the Board of Directors of the Company; (e) the Registration Statement on Form S-3 (Registration No. 333-


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80469) filed with the Securities and Exchange Commission (the "Commission")
on June 11, 1999 under the Securities Act (together with any amendments or supplements thereto, the "Registration Statement"); and (f) the section of the stock ledger of the Company with respect to the sale of shares of Common Stock to the Selling Shareholder.

          Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;
(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company or the Selling Shareholder, as applicable, and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, credited and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

          (1) with respect to Debt Securities to be issued under any of the Indentures, when (A) the applicable trustee is qualified to act as such under such Indenture, (B) the applicable trustee has duly executed and delivered the applicable Indenture, (C) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the applicable trustee, (D) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable


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     definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

          (2) with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Amendment relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

          (3) with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed


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     by the Company, (C) the shares of Preferred Stock underlying such
     Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement or the applicable Prospectus Supplement) under the applicable Deposit Agreement and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued;

          (4) with respect to shares of Company Common Stock when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Company Common Stock and related matters and (B) certificates representing the shares of Company Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Company Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Company Common Stock will be validly issued, fully paid and nonassessable; and

          (5) with respect to shares of Selling Shareholder Common Stock, when such shares were heretofore issued to the Selling Shareholder they were validly issued, and they are fully paid and nonassessable.

          We know that we may be referred to, as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Depositary Shares or Common Stock, in a Prospectus Supplement or term sheet to the Registration Statement filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our


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name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit (5) thereto.

          We hereby consent to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933 relating to the offering covered by this registration statement.

                                             Very truly yours,


                                             /s/ Cravath, Swaine & Moore
                                             ---------------------------
                                             CRAVATH, SWAINE & MOORE


Teligent, Inc.
   8065 Leesburg Pike
      Suite 400
         Vienna, VA 22182